UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2025

COHERUS BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36721	27-3615821
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

333 Twin Dolphin Drive, Suite 600

Redwood City, CA 94065

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 649-3530

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CHRS	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Intention not to Stand for Re-election

On April 22, 2025, Mark D. Stolper, a member of the Board of Directors (the “Board”) of Coherus BioSciences, Inc. (the “Company”), notified the Board of his intention not to stand for re-election to the Board for an additional three-year term at the Company's 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”). Mr. Stolper’s decision not to stand for re-election was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices, and he will continue to serve on the Board until immediately prior to the election of directors at the 2025 Annual Meeting. Following his departure from the Board, Mr. Stolper is expected to continue to provide valuable support to the Company on a consulting basis through December 31, 2026. The Board has decreased the number of directors that can serve on the Board to nine directors effective upon the departure of Mr. Stolper from the Board.

Board Class Assignments

In order to achieve a more equal balance of membership among the three classes of directors on the Board of the Company in accordance with the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), the Board determined that one of its members should be reclassified from Class II (with a term expiring at the Company’s 2025 annual meeting of stockholders) to Class I (with a term expiring at the Company’s 2027 annual meeting of stockholders) and another one of its members should be reclassified from Class III (with a term expiring at the Company’s 2026 annual meeting of stockholders) to Class II (with a term expiring at the Company’s 2025 annual meeting of stockholders).

Accordingly, on April 23, 2025 Rita A. Karachun tendered her resignation to the Board as a Class II director subject to her immediate reappointment as a Class I director and on the same date Michael Ryan tendered his resignation to the Board as a Class III director subject to his immediate reappointment as a Class II director. On April 23, 2025 the Board accepted Ms. Karachun’s resignation and immediately reappointed her as a Class I director and accepted Mr. Ryan’s resignation and immediately reappointed him as a Class II director. The resignation and reappointment of each of Ms. Karachun and Mr. Ryan was effected solely to rebalance the Board classes in order to comply with the Certificate of Incorporation, and for all other purposes, the service on the Board by each of Ms. Karachun and Mr. Ryan is deemed to have continued uninterrupted. The current composition of the Board is now three Class I directors, four Class II directors and three Class III directors.

	Term Expiration at the Annual Meeting of Stockholders for the Year	Board Class Reassignment on April 23, 2025
		Prior to Rebalancing	Post-Rebalancing
Class I	2027	Lee N. Newcomer, MD Charles W. Newton	Lee N. Newcomer, MD Charles W. Newton Rita A. Karachun

Class II	2025	Jill O’Donnell-Tormey, Ph.D. Ali J. Satvat Mark D. Stolper Rita A. Karachun	Jill O’Donnell-Tormey, Ph.D. Ali J. Satvat Mark D. Stolper* Michael Ryan

Class III	2026	Georgia Erbez Dennis M. Lanfear Mats L. Wahlström Michael Ryan	Georgia Erbez Dennis M. Lanfear Mats L. Wahlström

* Mr. Stolper will serve on the Board until immediately prior to the election of directors at the 2025 Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 25, 2025	COHERUS BIOSCIENCES, INC.

	By:	/s/ Dennis M. Lanfear
	Name:	Dennis M. Lanfear
	Title:	Chief Executive Officer